EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT (the "Agreement") is effective as of October 14, 2003 (the "Effective Date") by and between CTD HOLDINGS, INC., a Florida corporation (the "Company"), and C.E. RICK STRATTAN (the "Employee").

                                    RECITALS:

         This Agreement is intended to provide for the employment of Employee by the Company from and after the date hereof, all on the terms and conditions herein set forth.

         NOW, THEREFORE, for and in consideration of the premises and the mutual covenants and agreements herein contained, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.       Employment.

1.1. Subject to Section 3 below, the Company hereby employs Employee for a term beginning on October 14, 2003, and ending December 31, 2004 (the "Employment Term"), commencing on the Effective Date, to serve as the President of the Company and to perform such services and duties as are consistent with such position and as may be directed by the Company's Board of Directors. Employee hereby accepts such employment. Employee shall not engage in any venture or activity that materially interferes with Employee's performance of his duties hereunder. The Employee agrees to be present and to work such hours and at such times as are reasonably requested by the Company. Employee's offices shall be located in Gainesville, Florida.

1.2. Employee may extend the term of this Agreement at the end of each elapsed year by giving written notice of such extension not less than sixty (60) days prior to the first anniversary of this Agreement and each anniversary thereafter that the term of this Agreement is to be extended. Immediately following the exercise this election to extend, the remaining term of this Agreement will be one (1) years plus the period remaining in the year notice of the extension is given.

2.  Compensation and Benefits.

          During the Employment Term, the Company shall pay Employee the compensation and other amounts set forth below.

2.1.      Salary.

          The Company shall pay Employee a salary of Three Thousand Dollars ($3,000) per month through December 31, 2003. Beginning January 1, 2004, Mr. Strattan's salary shall be increased to Eight Thousand Dollars ($8,000) per month, $3,000 of which shall be paid in cash and $5,000 of which shall be paid by the transfer of shares of the Company's common stock valued as of the closing of the market on the last trading day of each month during 2004. The common shares issued shall be registered monthly on Form S-8 by the Company. The Employee's Salary shall be payable according to the Company's regular payroll practices and subject to such deductions as may be required by law.

2.2.     Benefits.

          Employee shall receive: (i) the employee benefits and perquisites provided by the Company to its executiveofficers from time-to-time, including two (2) weeks' paid vacation during each calendar year; (ii) twenty (20) paid time off days per year and (iii) reimbursement for reasonable and necessary out-of-pocket expenses incurred in the performance of his duties hereunder, including, but not limited to, travel and entertainment expenses (such expenses shall be reimbursed by the Company, from time to time, upon presentation of appropriate receipts therefor).

2.3. The Company shall provide Employee health insurance of a type acceptable to Employee, the premium for which shall not exceed $4,800.00 annually.

2.4. The parties acknowledge that this Agreement is a continuation of an ongoing employment relationship and that in the course of such relationship. As an inducement to enter into this contract, and to continue Employee's employment by the Company, the Company shall pay the accrued salary by the issuance of shares of the Company's common stock at a rate of $0.05 per share reflecting the value of the common shares on October 14, 2003. The Company agrees to register said common shares as soon as practicable in accordance with state and federal securities laws.

3.       Termination.

          The  Employee's   employment  pursuant  to  this  Agreement  shall  be
          terminated by the first to occur of the following events.

3.1.     The death of Employee.

3.2. The Complete Disability of Employee. "Complete Disability" as used herein shall mean the inability of Employee, due to illness, accident or any other physical or mental incapacity, to perform the services provided for in this Agreement for an aggregate of 120 days within any period of twelve (12) consecutive months during the term hereof.

3.3. The discharge of Employee by the Company for Cause. "Cause" as used herein shall mean:

3.3.1.   conviction of a felony or a crime involving moral turpitude;

3.3.2. acts of fraud by Employee against the Company or its affiliates, or in connection with the performance of his duties hereunder, as determined by the Company after investigation, notice of the charge to Employee and after allowing Employee an opportunity to explain the conduct in question;

3.3.3. the Employee's willful and material failure or refusal to perform Employee's duties and obligations under this Agreement, (a "Default"); provided, however, that in the case of this subsection; termination for "Cause" shall occur only if the Company has given written notice of the Default to Employee and Employee has failed to cure the Default in question during a period of seven (7) days after the date of Employee's receipt of such notice.

3.4. Upon any termination pursuant to Section 3.1, the Company shall be released from all obligations hereunder (except for the obligation to pay any compensation and benefits described in Section 2 hereof which are accrued and unpaid as of the date of termination).

3.5. Employee shall not be required to pay any Company related expense for later reimbursement by the Company. The Company will approve and pay Company related expenses in advance.

4.       Successors.

          This Agreement is personal to Employee and may not be assigned by Employee. This Agreement is not assignable by the Company except in connection with the sale of all or substantially all of the Company's assets or stock or upon a merger or any similar transaction. Subject to the foregoing, this Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

5.       Miscellaneous.

5.1.     Modification  and Waiver.

          Any term or condition of this Agreement may be waived at any time by the party hereto that is entitled to the benefit thereof; provided, however, that any such waiver shall be in writing and signed by the waiving party, and no such waiver of any breach or default hereunder is to be implied from the omission of the other party to take any action on account thereof. A waiver on one occasion shall not be deemed to be a waiver of the same or of any other breach on a future occasion. This Agreement may be modified or amended only by a writing signed by both parties hereto.

5.2.     Governing Law.

          This Agreement shall be construed in accordance with, and all actions arising under or in connection therewith shall be governed by, the internal laws of the State of Florida. The parties hereto agree that any claim or dispute arising under or in connection with this Agreement shall be submitted for adjudication exclusively in courts of Alachua County, Florida, and both parties hereto expressly agrees to be bound by such selection of jurisdiction and venue for purposes of such adjudication. In any action arising out of or in connection with this agreement, the prevailing party shall be entitled to recover its reasonable attorney's fees incurred.

5.3.     Tax  Withholding.

          The Company may withhold from any amounts payable under this Agreement such taxes as shall be required to be withheld pursuant to any applicable law or regulation.

5.4.     Section  Captions.

          Section and other captions contained in this Agreement are for reference purposes only and are in no way intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof.

5.5.     Severability.

          Every provision of this Agreement is intended to be severable. If any term or provision hereof is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity of the remainder of this Agreement.

5.6.     Integrated   Agreement.

          This Agreement constitutes the entire understanding and agreement among the parties hereto with respect to the subject matter hereof, and supersedes any other employment agreements executed before the date hereof. Except with respect to the Investment Agreement and the transactions contemplated thereby, there are no agreements, understandings, restrictions, representations, or warranties among the parties other than those set forth herein or herein provided for.

5.7.     Interpretation.

          No provision of this Agreement is to be interpreted for or against any party because that party or that party's legal representative drafted such provision. For purposes of this Agreement: "herein," "hereby," "hereunder," "herewith," "hereafter," and "hereinafter" refer to this Agreement in its entirety, and not to any particular section or subsection. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same instrument.

5.8.     Notices.

          All notices, requests, demands, or other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given upon receipt if delivered in person or by Federal Express (or similar overnight courier service) to the parties at the following addresses:

                  If to Employee:                    C.E. Rick Strattan
                                                     27317 NW 78th Avenue
                                                     High Springs, FL 32643

                  If to the Company:                 CTD Holdings, Inc.
                                                     27317 NW 78th Avenue
                                                     High Springs, FL 32643

5.9. Any party may change the address to which notices, requests, demands or other communications to such party shall be delivered or mailed by giving notice thereof to the other parties hereto in the manner provided herein. Any notice may be given on behalf of a party by its counsel.

         IN WITNESS WHEREOF, the parties hereto have executed this Employment Agreement as of the Effective Date.

                                              COMPANY:
                                              CTD HOLDINGS, INC.

                                              By: /s/ C.E. Rick Strattan
                                              ----------------------------------
                                              C.E. Rick Strattan
                                              President/Chief Executive Officer


                                              EMPLOYEE:

                                              /s/ C.E. Rick Strattan
                                              ----------------------------------
                                              C.E. RICK STRATTAN